As Filed With the Securities and Exchange Commission
on June 25, 2010
Registration No. 333-_________
________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________________________________________________________________________________________________________________

HEALTHWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1117144 (I.R.S. Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

Healthways, Inc.
2007 Stock Incentive Plan
(Full title of the plan)

Mary A. Chaput
701 Cool Springs Boulevard
Nashville, Tennessee 37067
(Name and address of agent for service)

(615) 614-4929
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                           Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,000,000 shares	$12.52 (1)	$25,040,000 (1)	$1,785.35

(1)
The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on NASDAQ on June 24, 2010.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.001 par value, of Healthways, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s 2007 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

The Registration Statement on Form S-8 (Registration No. 333-140950) previously filed by the Registrant with the Securities and Exchange Commission on February 28, 2007 is hereby incorporated by reference herein.

Item 8.  Exhibits

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 25th day of June, 2010.

HEALTHWAYS, INC.

By:  /s/ Mary A. Chaput
                                                    Mary A. Chaput
                                                   Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben R. Leedle, Jr. and Mary A. Chaput, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben R. Leedle, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2010
Ben R. Leedle, Jr.

/s/ Mary A. Chaput	Chief Financial Officer (Principal Financial Officer)	June 25, 2010
Mary A. Chaput

/s/ Alfred Lumsdaine	Chief Accounting Officer (Principal Accounting Officer)	June 25, 2010
Alfred Lumsdaine

Signature	Title	Date

/s/ Thomas G. Cigarran	Chairman of the Board and Director	June 25, 2010
Thomas G. Cigarran

/s/ John A. Wickens	Director	June 25, 2010
John A. Wickens

/s/ John W. Ballantine	Director	June 25, 2010
John W. Ballantine

/s/ Alison Taunton-Rigby	Director	June 25, 2010
Alison Taunton-Rigby

/s/ J. Cris Bisgard, M.D.	Director	June 25, 2010
J. Cris Bisgard, M.D.

/s/ Mary Jane England, M.D.	Director	June 25, 2010
Mary Jane England, M.D.

/s/ C. Warren Neel	Director	June 25, 2010
C. Warren Neel

/s/ William C. O’Neil, Jr.	Director	June 25, 2010
William C. O’Neil, Jr.

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)